UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Carter’s, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 7, 2015 (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors

Each of Paul Fulton and Thomas E. Whiddon was elected as a Class III Director to serve a three-year term. The voting results were as follows:

Nominee	Total votes for	Total votes against	Total votes abstained	Broker non-votes
Paul Fulton	45,970,657	353,708	17,777	2,622,850
Thomas E. Whiddon	46,005,326	319,118	17,698	2,622,850

2. Advisory Vote on Executive Compensation for Named Executive Officers

The shareholders of the Company approved, on an advisory basis, the 2014 compensation awarded to the Company’s named executive officers as disclosed in the Company’s proxy statement filed in connection with the Annual Meeting. The voting results were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
45,997,542	309,133	35,467	2,622,850

3. Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2015. The voting results were as follows:

Total votes for	Total votes against	Total votes abstained
48,854,101	92,823	18,068

Item 7.01	Regulation FD Disclosure.

On May 7, 2015, the Company issued a press release announcing that its Board of Directors had declared a quarterly dividend. The text of the Company’s press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibits - The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release of Carter’s, Inc., dated May 7, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2015

CARTER’S, INC.

By:	/s/ Michael C. Wu
Name:	Michael C. Wu
Title:	Senior Vice President, General Counsel, and Secretary